EXHIBIT 99.1

LITHIA MOTORS INC. INCREASES QUARTERLY DIVIDEND 17% TO $0.14 PER SHARE
FOR THE SECOND QUARTER OF 2006

MEDFORD, OREGON, July 10, 2006 (5:00 a.m. Pacific) - Lithia Motors, Inc. (NYSE: LAD) today announced that the Board of Directors has approved a 17% increase in Lithia's quarterly dividend from $0.12 to $0.14 per share for the second quarter of 2006. Shareholders of record as of July 21, 2006 will receive the dividend that will be payable August 4, 2006.

About Lithia
Lithia Motors, Inc. is a Fortune 1000 and Russell 2000 Company that sells 25 brands of new vehicles and operates 95 stores and 195 franchises in 37 markets located in 12 states in the Western United States and over the Internet through "Lithia.com-America's Car & Truck Store." Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com - go to Investor Relations